Exhibit 99(a)

news release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
THURSDAY, July 19, 2012

UFPI 2nd quarter 2012 earnings climb
-- Net earnings of $0.88 per diluted share compare with $0.22 for second quarter 2011—
-- Strategies to focus on profitable business, sales mix, efficiencies pay off --

GRAND RAPIDS, Mich., July 19, 2012 – Universal Forest Products, Inc. (Nasdaq: UFPI) today reported second-quarter 2012 net earnings of $17.5 million, or $0.88 per diluted share, an increase over net earnings of $4.3 million, or $0.22 per diluted share, for the second quarter of 2011. Second-quarter 2012 net sales of $593.7 million represent a 9.1 percent increase over net sales of $544.1 million for the second quarter of the prior year. The Company reported net sales increases in four of five markets, including double-digit gains in three.

“Twelve months ago, we said our priorities would be improving profitability by taking on business with stronger margins, reducing costs and enhancing our efficiencies—and our people delivered,” said CEO Matthew J. Missad. “They’ve been selective and aggressive with sales, they’ve been meticulous with our business and production practices, and they’ve shown how they can create positive change, quickly.”

“We are well-positioned in our markets, we are maintaining a strong balance sheet and conservative business practices, and we have exciting opportunities for growth—via new partnerships, products and markets—in our future,” Missad added.

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Universal Forest Products, Inc.

Sales were bolstered by good weather, which stimulated building activity early in the second quarter, and by a lumber market that was up 23 percent over the previous year, which affected sale prices. Gains on the sale of real estate totaling approximately $6.9 million ($4.1 million after taxes) affected profits in the second quarter of 2012. In 2011, second-quarter profits were impacted by early retirement and severance costs of approximately $3.5 million ($2.1 million after taxes).

Although this marks the second quarter of solid results, the Company remains cautious about the remainder of the year. Optimism based upon the Company’s position in its markets, its financial strength and its ability to execute on its strategies is tempered by concern over economic uncertainties, particularly by continued unemployment and lackluster U.S. manufacturing performance.

“Despite these concerns, we will continue our pursuit of market share gains, of growth through acquisition and new products, and of opportunities in new markets, both domestic and foreign,” Missad said.

For the second quarter of 2012, the Company saw the following gross sales results:

Retail building materials: $280.8 million, down 2.3 percent from the same period of 2011. Universal continues to focus on growing its independent retail customer base, on providing a broader mix of products to big box and independent retailers alike, and on profitable business opportunities. Second-quarter results reflect the Company’s decision to cull sales that did not meet profit goals. While this hurt the top line, it enhanced profitability. “We will remain competitive in the marketplace and a strong supplier to our valued customers, but we won’t do so at a cost to our shareholders,” Missad said.

Industrial packaging/components: $158.3 million, up 25.3 percent over the second quarter of 2011. Though up year-over-year, industrial production in the United States began to edge down in the second quarter of 2011; even so, Universal posted this strong sales increase thanks to opportunities in this market, to a strong and coordinated sales approach and to design and manufacturing capabilities that far outweigh offerings by the competition. Universal’s focus remains on adding customers and products, including non-wood packaging materials, and on providing complete packaging solutions.

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Universal Forest Products, Inc.

Manufactured housing: $80.7 million, an increase of 24.9 percent over the same period of 2011. Industry shipments of HUD-code homes in April and May 2012 were up 17.6 percent and 16.1 percent, respectively, compared to the same months of 2011. Additionally, approximately one-third of the Company’s sales to this market are for modular homes, for which shipments were up 18.7 percent in the first quarter of 2012 compared to the same quarter of 2011, the most recent statistics available. Demand for manufactured homes remained healthy in a number of regions, including areas of the United States and Canada where there’s ongoing need for temporary housing related to shale oil and gas development.

Residential construction: $60.2 million, up 6.3 percent over the same period of 2011. Total housing starts for March to May 2012 were up 26.2 percent over the same period of 2011, including increases in single-family and multifamily starts of 19.5 percent and 46.3 percent, respectively. Universal remains focused on profitable business opportunities in this market, where excess capacity continues to have an impact on sales and margins. The Company continues to see the impact of selective business practices, under which it gave up business that didn’t meet profit goals, resulting in a decline in market share.

Commercial construction and concrete forming: $24.2 million, up 14.4 percent over the second quarter of 2011. In this highly fragmented market, Universal manufactures and supplies forms and other materials for concrete construction projects, from bridges and roads to manufacturing facilities and hospitals. The Company continues to expand its sales reach and market penetration and to leverage its design and manufacturing capabilities, as well as its nationwide presence, to offer designed components to customers, large and small.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Friday, July 20, 2012. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at (800) 215-2410 and internationally at (617) 597-5410. Use conference pass code 82113643. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through Friday, August 17, 2012, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 17875903.

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Universal Forest Products, Inc.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company that provides capital, management and administrative resources to subsidiaries that design, manufacture and market wood and wood-alternative products for DIY/retail home centers and other retailers, structural lumber products for the manufactured housing industry, engineered wood components for residential and commercial construction, specialty wood packaging and components for various industries, and forming products for concrete construction. The Company's consumer products subsidiary offers a large portfolio of outdoor living products, including wood composite decking, decorative balusters, post caps and plastic lattice. Its lawn and garden group offers an array of products, such as trellises and arches, to retailers nationwide. Universal’s subsidiaries also provide framing services for the site-built construction market. Founded in 1955, Universal Forest Products is headquartered in Grand Rapids, Mich., with operations throughout North America. For more about Universal Forest Products, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2012/2011

	Quarter Period				Year to Date
(In thousands, except per share data)	2012		2011		2012		2011

NET SALES	$593,693	100%	$544,139	100%	$1,050,804	100%	$931,372	100%

COST OF GOODS SOLD	521,946	87.9	487,552	89.6	925,391	88.1	833,371	89.5

GROSS PROFIT	71,747	12.1	56,587	10.4	125,413	11.9	98,001	10.5

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	49,106	8.3	45,328	8.3	94,884	9.0	91,816	9.9
NET LOSS ON DISPOSITION OF ASSETS, EARLY RETIREMENT, AND OTHER IMPAIRMENT AND EXIT CHARGES	(6,878)	(1.2)	3,482	0.6	(6,783)	(0.6)	3,489	0.4

EARNINGS FROM OPERATIONS	29,519	5.0	7,777	1.4	37,312	3.6	2,696	0.3

OTHER EXPENSE (INCOME), NET	971	0.2	779	0.1	1,679	0.2	1,397	0.1

EARNINGS BEFORE INCOME TAXES	28,548	4.8	6,998	1.3	35,633	3.4	1,299	0.1

INCOME TAXES	10,538	1.8	2,502	0.5	13,237	1.3	215	-

NET EARNINGS	18,010	3.0	4,496	0.8	22,396	2.1	1,084	0.1

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(501)	(0.1)	(219)	-	(732)	(0.1)	(477)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$17,509	2.9	$4,277	0.8	$21,664	2.1	$607	0.1

EARNINGS PER SHARE - BASIC	$0.88		$0.22		$1.10		$0.03

EARNINGS PER SHARE - DILUTED	$0.88		$0.22		$1.10		$0.03

COMPREHENSIVE INCOME	16,777		4,706		22,221		2,004

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(63)		(294)		(718)		(723)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$16,714		$4,412		$21,503		$1,281

SUPPLEMENTAL SALES DATA

	Quarter Period				Year to Date
Market Classification	2012	%	2011	%	2012	%	2011	%
Retail Building Materials	$280,775	47%	$287,475	51%	$477,646	46%	$462,741	48%
Residential Construction	60,176	10%	56,611	10%	112,103	10%	104,442	11%
Commercial Construction and Concrete Forming	24,180	4%	21,139	4%	44,386	4%	35,791	4%
Industrial	158,287	26%	126,330	23%	290,594	27%	235,756	25%
Manufactured Housing	80,693	13%	64,607	12%	143,732	13%	111,654	12%
Total Gross Sales	604,111	100%	556,162	100%	1,068,461	100%	950,384	100%
Sales Allowances	(10,418)		(12,023)		(17,657)		(19,012)
Total Net Sales	$593,693		$544,139		$1,050,804		$931,372

Universal Forest Products, Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JUNE 2012/2011

(In thousands)
ASSETS	2012	2011	LIABILITIES AND EQUITY	2012	2011

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$5,317	$-	Cash overdraft	$-	$8,671
Accounts receivable	212,038	200,181	Accounts payable	81,117	76,521
Inventories	207,556	204,590	Accrued liabilities	57,904	55,314
Assets held for sale		5,082	Current portion of long-term debt and capital leases
Other current assets	24,105	25,845		40,000	23,772

TOTAL CURRENT ASSETS	449,016	435,698	TOTAL CURRENT LIABILITIES	179,021	164,278

OTHER ASSETS	16,176	11,453	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET PROPERTY, PLANT	169,667	170,178	CAPITAL LEASE OBLIGATIONS,
			less current portion	32,854	52,200
AND EQUIPMENT, NET	217,778	216,997	OTHER LIABILITIES	36,688	36,991
			EQUITY	604,074	580,857

TOTAL ASSETS	$852,637	$834,326	TOTAL LIABILITIES AND EQUITY	$852,637	$834,326

Universal Forest Products, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED
JUNE 2012/2011

(In thousands)	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings attributable to controlling interest	$21,664	$607
Adjustments to reconcile net earnings attributable to controlling interest to net cash from operating activities:
Depreciation	14,430	14,452
Amortization of intangibles	1,506	2,873
Expense associated with share-based compensation arrangements	666	1,013
Excess tax benefits from share-based compensation arrangements	(26)	(120)
Expense associated with stock grant plans	75	150
Deferred income taxes	(1,133)	(87)
Net earnings attributable to noncontrolling interest	732	477
Equity in earnings of investee	(11)	(35)
Net (gain) loss on sale or impairment of property, plant and equipment	(6,932)	21
Changes in:		-
Accounts receivable	(84,649)	(77,166)
Inventories	(12,166)	(13,865)
Accounts payable	31,447	16,927
Accrued liabilities and other	14,685	(3,158)
NET CASH FROM OPERATING ACTIVITIES	(19,712)	(57,911)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant, and equipment	(15,760)	(12,159)
Proceeds from sale of property, plant and equipment	14,635	1,197
Acquistions, net of cash received	(2,149)	-
Purchase of patents	(48)	(77)
Collections of notes receivable	755	294
Advances of notes receiveable	(706)	-
Other, net	(187)	19
NET CASH FROM INVESTING ACTIVITIES	(3,460)	(10,726)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under revolving credit facilities	23,154	20,931
Repayment of long-term debt	(2,774)	(272)
Debt issuance costs	(85)	-
Proceeds from issuance of common stock	1,234	575
Purchase of additional noncontrolling interest	-	(100)
Distributions to noncontrolling interest	(429)	(835)
Capital contribution from noncontrolling interest	-	80
Dividends paid to shareholders	(3,946)	(3,905)
Excess tax benefits from share-based compensation arrangements	26	120
Other, net	4	9
NET CASH FROM FINANCING ACTIVITIES	17,184	16,603

NET CHANGE IN CASH AND CASH EQUIVALENTS	(5,988)	(52,034)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,305	43,363

CASH AND CASH EQUIVALENTS (OVERDRAFT), END OF PERIOD	$5,317	$(8,671)

SUPPLEMENTAL INFORMATION:
Cash paid during the period for:
Interest	$2,079	$1,820
Income taxes	6,289	2,964